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                                                                    EXHIBIT 23.2

                          INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement on Form S-4 of our report, dated February 14, 2003 with respect to the consolidated financial statements of First Capital Bancorp, Inc. and subsidiaries for the year ended December 31, 2002, appearing in the Proxy Statement/Prospectus, which is part of this Registration Statement. We also consent to the reference to our Firm under the caption "Experts" in such Proxy Statement/Prospectus.




                                       /s/ Mauldin & Jenkins, LLC

Atlanta, Georgia
March 17, 2004